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                                                                    Exhibit 23.3


                                              August 9, 2004



Board of Directors
Putnam Bancorp, MHC
PSB Holdings, Inc.
Putnam Savings Bank
40 Main Street
Putnam, Connecticut 06260


Members of the Boards of Directors:

         We hereby consent to the use of our firm's name in the Form MHC-2, and any amendments thereto, and in the Registration Statement on Form SB-2, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of PSB Holdings, Inc.


                                                     Sincerely,

                                                     RP FINANCIAL, LC.

                                                     /s/ Gregory E. Dunn

                                                     Gregory E. Dunn
                                                     Senior Vice President